SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                              Current Report

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) June 24, 1998


                NEVSTAR GAMING & ENTERTAINMENT CORPORATION
             (Exact name of Registrant as specified in charter)


             NEVADA                     0-21071               88-0309578
    (State or other jurisdiction     (Commission          (IRS Employer
     of incorporation                 File Number       Identification No.)




       3175 West Post Road, Las Vegas, Nevada             89118
       (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area (702) 269-1325


                                 None
       Former Name or Former Address, If Changed Since Last Report


















ITEM 5. OTHER EVENTS

On June 24, 1998, NevStar Gaming & Entertainment Corporation ("NevStar") completed the sale in a private placement (the "Private Placement") of an aggregate of 274,000 shares of Common Stock, (the "Shares"), at a sale price of $2.50 per share. The net proceeds from the Private Placement of $596,450 are being used to provide the Company with working capital, for general corporate purposes, and to support the Company's strategic growth plans. The Shares were offered by the Company in the Private Placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

On September 24, 1997, NevStar completed an initial public Offering of 1,725,000 units consisting of one share of Common Stock and two redeemable warrants to purchase shares of Common Stock at a price of $5.50 per share (the "Warrants"). The Warrant Agreement, dated September 18, 1997, between NevStar and American Stock Transfer & Trust Company, as warrant agent, requires the exercise price of the Warrants to be adjusted under certain circumstances. The issuance of the 274,000 shares of Common stock in the Private Placement, when aggregated with certain other issuances of the Common Stock and warrants to Purchase Common Stock by the Company since September 24, 1997, has resulted in a reduction in the exercise price from $5.50 to $5.06 per share of Common Stock and an increase in the number of shares of Common Stock purchasable upon the exercise of each Warrant from 1.0 to 1.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

99.1 Press Release dated August 25, 1998

FOR IMMEDIATE RELEASE
NASDAQ:NVST

Contacts: Dr. Michael J. Signorelli, Chairman, CEO
Brent E. Duncan, CFO
702-269-1325
e-mail nvstar@aol.com
http://www.nevstar.com

    NevStar Gaming & Entertainment Corporation (NASDAQ:NVST)
                 Adjusts Warrant Exercise Price


Las Vegas, Nevada, August 25, 1998.....NevStar Gaming & Entertainment
Corporation (NASDAQ:NVST, NVSTW) (the "Company") announced today that, as a result of the consummation on July 1, 1998, of a private placement of 274,000 shares of its Common Stock (the "Private Placement") and certain other issuances of Common Stock and warrants to purchase Common Stock by the Company since its 1997 initial public offering, there had been a required reduction in the exercise price and an increase in the number of shares purchasable upon the exercise of its Warrants to purchase shares of common stock that are listed on the NASDAQ Small Cap Market. The number of shares of common stock purchasable upon exercise of each Warrant increased from 1.0 to approximately 1.1 as a result of the adjustment of exercise price from $5.50 to $5.06 per share of common stock.

NevStar raised net proceeds of $596,450 in the Private Placement by issuing 274,000 shares of Common Stock at a purchase price of $2.50 per share. The net proceeds of the Private Placement are being used to provide the Company with working capital, for general corporate purposes and to support the Company's strategic growth plans.

NevStar Gaming & Entertainment Corporation is a company formed for the purpose of acquiring, developing, constructing, owning and managing hotel/casino projects. Its initial hotel/casino, The Mesquite Star Hotel & Casino has been operating since July 1st, 1998.

                              -END-
Certain statements contained in this release are forward looking. Although NevStar Gaming & Entertainment Corporation believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. For important factors that may cause actual results to differ materially from expectations and underlying assumptions, see Company's prospectus dated September 18th, 1997, and its last filed Forms 10-K and 10-Q.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the 25th day of August, 1998.


           NEVSTAR GAMING & ENTERTAINMENT CORPORATION




                   By: /s/MICHAEL J. SIGNORELLI
                          Michael J. Signorelli
                   Its: Chairman of the Board and
                         Chief Executive Officer




                   By: /s/JEFFREY L. GILBERT
                          Jeffrey L. Gilbert
                   Its: President and Chief Operating Officer




                   By: /s/BRENT E. DUNCAN
                          Brent E. Duncan
                   Its: Chief Financial Officer and Treasurer